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EXHIBIT 23.1




CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 (File No. 333-94425) of our report dated February 17, 1999, which contained an explanatory paragraph regarding the Company's ability to continue as a going concern, relating to the consolidated financial statements, which appears in such Registration Statement. We also consent to the reference to us under the heading "Experts" in such Registration Statement.



PricewaterhouseCoopers LLP
Newport Beach, California
April 24, 2000